                                                                   EXHIBIT 10.23


                              EMPLOYMENT AGREEMENT



THIS AGREEMENT made as of the 1st day of June, 2002.

BETWEEN:

          MICHAEL W. RAMIREZ
          of Missouri City, in the State of Texas
          (hereinafter referred to as the "Employee")


                                                             OF THE FIRST PART;

          - and -

          PHILIP SERVICES CORPORATION,
          a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the "Company")

                                                            OF THE SECOND PART.

WHEREAS, the Company desires to retain the Employee to provide the services hereinafter described during the term hereinafter set out and the Employee desires to accept such employment on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT:

WITNESSETH, That in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   FUNCTIONS OF EMPLOYEE

Employee shall serve as the Senior Vice President and Chief Financial Officer of the Company or in such other senior management capacity or capacities as may from time to time be reasonably determined by the Board of Directors. Employee will be located at the Company's shared-services facility in Houston, Texas.

2.   DURATION

The Employee's term of employment shall commence on the 1st day of June, 2002 and shall continue until terminated in accordance with Section 3 hereof.

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3.   TERMINATION

     (a) FOR CAUSE. Notwithstanding anything to the contrary herein contained, the Company may immediately terminate the employment of the Employee, without notice and without severance or pay in lieu of notice:

         (i) if the Employee commits an act of theft, fraud or material dishonesty or misconduct involving the property or affairs of the Company or the carrying out of the Employee's duties; or

         (ii) if the Employee is guilty of a material breach or material non-observance of any of the terms or conditions of this agreement, provided that the Employee is given written notice of any such breach and fails to take all reasonable actions to try to remedy such breach to the satisfaction of the Company, in its sole discretion, within thirty days of receipt of such notice; or

         (iii) if the Employee is convicted of a criminal offence involving fraud or dishonesty; or

         (iv) if there is a repeated and demonstrated failure on the part of the Employee to perform his material duties and the Employee fails to remedy the failure to the satisfaction of the Company, in its sole discretion, within thirty days of receipt of notice of such failure from the Company; or

         (v) if the Employee or any member of his family derives any personal profit or benefit arising out of or in connection with a transaction to which the Company is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Company; or

         (vi) if the Employee commits gross negligence, willful misconduct, or neglect in the performance of his duties or services as a Company employee.

     (b) DISABILITY. The employment of the Employee shall, at the option of the Company, terminate immediately in the event of permanent disability which is defined as illness, disease, mental or physical disability or other causes beyond the Employee's control which makes the Employee incapable of discharging or causes the Employee to fail in the performance of his principal duties hereunder, even with reasonable accommodation, for six consecutive months, in which case notice in writing from the Company shall be sent to the Employee or his legal representative, provided the Employee shall continue to receive any disability benefit coverage he may be entitled to through the Company's disability insurance program.

     (c) WITHOUT CAUSE. The employment of the Employee may be terminated without cause (i.e. for reasons other than those set forth in Sections 3(a), 3(b), 3(d) or 3(e)) at any time. For purposes of this Section 3(c), termination without cause shall also include, but not be limited to, a material change in the duties of

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         Employee, or a reduction in Employee's base salary or other material compensation or benefits as then in effect, or a change in Employee's assigned principal place of business of more than 50 miles. If Employee is terminated without cause, in exchange for a release agreement satisfactory to the Company, the Employee shall receive a severance allowance equal to six months of his then current annual base salary; provided, however, that if any vice president, senior vice president, or chief executive of the Company employed in such role after the date of this agreement receives a more favorable promise of severance benefits in the event of termination, Employee's promise of severance benefits in this Employment Agreement shall be automatically modified to be no less favorable. The severance allowance shall be paid in accordance with the Company's normal payroll practice as if it were a continuation of Employee's base salary. In addition:

         (i) in the event that for the year of termination a bonus is paid to Company officers of comparable rank, Employee shall receive, at the same time as said bonus is paid to Company officers, that percentage of his target bonus that represents the average percent of target bonus paid to Company officers of comparable rank, pro rated for the percentage of the year Employee was employed;

         (ii) the Company shall pay the Employee an amount sufficient for the Employee to continue his medical and dental coverage for the period of his severance payments;

         (iii) the Employee shall be entitled to his vested stock options or other vested incentive stock compensation to be exercised in accordance with the applicable Company plans, but other options or incentive stock compensation shall be forfeit in accordance with Company plans;

         (iv) the Employee shall be entitled to any earned but unpaid bonus or, as provided by the applicable plan, any deferred compensation, short- or long-term incentive compensation, or other material compensation, and a pro rata share of his target bonus, deferred compensation, short- or long-term incentive compensation, or other material compensation for the year in which the termination occurs if granted to similarly situated executives generally; and

         (v) the Employee shall be provided with out-placement services at a cost to the Company of not more than $10,000 for as long as may be required to obtain suitable replacement employment.

     (d) TERMINATION DUE TO CHANGE OF CONTROL. If there occurs a Change of Control (as defined below) and (i) the Employee is terminated, or (ii) there occurs a material change in the duties or responsibilities of the Employee or a reduction in the Employee's base salary or other material compensation or benefits as then in effect or a change in the Employee's principal place of employment of more than

         50 miles and any such change occurs within six months prior to or two years following such Change of Control and the Employee elects to terminate his employment, then in either such case, the Employee shall be entitled to his two times his then current annual base salary plus the items listed in clauses (i), (ii), (iii), (iv) and (v) of paragraph 3(c) immediately above.

         Change of Control means any of the following:

         (i) any person (as defined in the Exchange Act, as defined below), directly or indirectly, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) or has the right to exercise control or direction over Voting Securities (as defined below) of the Company carrying in excess of 40 percent of the votes attached to all Voting Securities of the Company then outstanding (provided, however, that if such person is an Insider (as defined below), such percentage shall be 50 percent);

         (ii) the individuals who, immediately prior to any meeting of shareholders, constitute the Board together with those who first become directors subsequent to such time and whose election to the Board was approved by a vote of at least a majority of the directors then still in office who were either directors as of such time or whose recommendation, election or nomination for election was previously so approved (other than any directors whose initial election was the result of a proxy contest or a threatened proxy contest), cease for any reason to constitute a majority of the members of the Board;

         (iii) approval by the shareholders of the Company of any business combination having the effect that the existing shareholders of the Company do not own or control at least 75% of the Voting Securities of the resulting entity in approximately the same proportion as they owned such securities of the Company immediately prior to the business combination; or (b)(1) approval by the shareholders of the Company of a liquidation or dissolution of the Company, or (2) approval by the shareholders of the Company of a sale of all or substantially all of the assets of the Company and, in the case of either (1) or (2), the existing shareholders of the Company do not own or control at least 75% of the Voting Securities of the acquiring or resulting entity in approximately the same proportion as they owned the Voting Securities of the Company immediately prior to any such transaction.

         "Insider" means a person, as defined in the Securities and Exchange Act of 1934 as amended (the "Exchange Act"), that beneficially owns or exercises control or discretion over, directly or indirectly, more than twenty percent (20%) of the Voting Securities of the Company as at April 8, 2000.

         "Voting Securities" of any corporation means any securities of such corporation ordinarily carrying the right to vote in respect of election of directors of such corporation provided that if any such securities shall at any time carry the right to cast more than one vote in respect of the election of the directors, such securities shall, when and so long as they carry such right, be considered for the purposes of this Agreement to constitute such number of the securities as is equal to the number of votes in respect of the election of directors as may be cast by the holder.

     (e) VOLUNTARY TERMINATION. Employee may terminate his employment with Company for any reason, in the Employee's sole discretion. Upon voluntary termination, all future compensation and benefits (other than the benefits to which Employee is entitled and which are vested as of the date of termination) shall cease as of the date of termination.

     (f) DEATH. The employment of the Employee shall terminate upon the Employee's death.

     (g) EFFECT OF TERMINATION. Upon the termination of the Employee's employment pursuant to this Section 3, except as provided in this paragraph, this agreement and the employment of the Employee hereunder shall be wholly terminated. Provided, however, that the obligations under Section 7 of this agreement shall survive termination. Upon any such termination, the Employee shall have no claim against the Company in respect of his employment for damages or otherwise except in respect of payment of remuneration earned, due and owing to the date of termination and except for any severance payment and related benefits due to the Employee under Section 3.

4.   RESPONSIBILITIES

     (a) The Employee shall devote all of his working time, attention and ability to the business of the Company and shall perform those duties that may be reasonably assigned to him diligently and faithfully to the best of his abilities and in the best interest of the Company and shall use his best efforts to promote the interests and goodwill of the Company. During the term of this Agreement the Employee shall not enter into the service of or be employed in any capacity or for any purpose whatsoever by any person, firm or corporation which will interfere with the performance by the Employee of his duties and responsibilities hereunder.

     (b) The Employee shall report directly to the Board of Directors or as subsequently determined by the Board of Directors.

5.   REMUNERATION

The remuneration of the Employee for his services hereunder shall be as set forth in Schedule A hereto. Other remuneration may from time to time be agreed upon in writing between the Company and the Employee.

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6.  VACATION

During each year of this agreement, the Employee will be entitled to 20 days vacation with pay. Such vacation shall be taken at such times as the Company and Employee shall mutually agree, acting reasonably, having regard to the performance of the Employee's essential duties to the Company pursuant to the terms of this agreement and provided further that such vacations may be taken only within the year of entitlement thereto and may not be accumulated from year to year.

7.  CONFIDENTIALITY AND NON-COMPETE

As a condition to the Employee's employment with the Company, the Employee shall execute and deliver to the Company the Confidentiality and Non-Compete Agreement attached hereto as Schedule B. The Confidentiality and Non-Compete Agreement shall survive termination of this Agreement.

8.  NOTICES

All notices, requests, demands and other communications by the terms hereof required or permitted to be given by one party to the other shall be given in writing by personal delivery, by reputable overnight delivery service, or by registered mail, postage prepaid, addressed to the other party or delivered to the other party as follows:

    to the Employee at:

                  3146 Confederate South Drive
                  Missouri City, Texas 77459

    to the Company at:

                  5151 San Felipe
                  Suite 1600
                  Houston, Texas 77056
                  Attention:  Principal Executive Officer

or at such other address as may be given by either party to the other in writing from time to time, and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, seven days following the day of mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, request, demands or other communication shall be deemed to have been received seven days after the day following the resumption of normal mail service.

9.  ENTIRE AGREEMENT

This agreement, including Schedules A and B represents the entire agreement between the parties with respect to the employment of the Employee by the Company and any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Employee by the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

10. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. The Company and the Employee agree that if there is any dispute between them with respect to the rights of either party under this Agreement, excepting any dispute arising out of Section 7 hereof or the confidentiality and non-compete agreement attached as Schedule B hereto, such dispute will be resolved by final and binding arbitration before a sole arbitrator in Houston, Texas pursuant to the rules of the American Arbitration Association and the judgment of the arbitrator shall be entered in any court of competent jurisdiction. Any dispute arising out of Section 7 hereof or the confidentiality and non-compete agreement attached as Schedule B hereto such dispute will be submitted to adjudication before the Courts of the State of Texas, and the Company and the Employee attorn to the jurisdiction of the Courts of the State of Texas, in this regard. In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this agreement (whether in court or pursuant to arbitration), the costs and expenses (including attorneys' fees and expenses) of the prevailing party as determined by the court or arbitrator, as the case may be, shall be paid by the other, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order, arbitrator's decision, or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principal claims; provided that the Employee shall be obligated to pay the Company's costs and expenses only if the arbitrator or court, as the case may be, determines that the Employee's position was predominantly frivolous or taken in bad faith.

11. MISCELLANEOUS

It is agreed by and between the parties hereto that Schedules A and B referred to herein, which are annexed hereto, shall form a part of this agreement and this agreement shall be construed as incorporating such schedules.

12. CURRENCY

All dollar amounts referred to in this agreement are expressed in U.S. funds unless otherwise specifically provided herein.

13. SUCCESSORS AND ASSIGNS

This agreement is personal to the Employee and his interest in this agreement may not be assigned, pledged or encumbered. The provisions hereof shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and assigns of the Company respectively.

14. TIME OF THE ESSENCE

Time shall be of the essence of this agreement and of every part thereof.

15. SEVERABILITY

If any provision of this agreement, including the breadth of scope of such provision shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

16. ENFORCEABILITY

The Employee hereby confirms and agrees that the covenants and restrictions pertaining to him contained in this agreement, including, without limitation, those contained in Schedule B attached hereto, are reasonable and valid and hereby further acknowledges and agrees that the Company would suffer irreparable injury in the event of any breach by him of his obligations under any such covenant or restriction. Accordingly, the Employee hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Company shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Employee from any such breach.

17. LEGAL ADVICE

The Employee hereby represents and warrants to the Company and acknowledges and agrees that he has had the opportunity to seek and was not prevented nor discouraged by the Company from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.

18. COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which counterparts when taken together will constitute but one and the same instrument.

19. MODIFICATION

No waiver or modification of this agreement shall be valid unless in writing and signed by the parties hereto and any such waiver of rights hereunder shall be without prejudice to any of the other rights of the party hereunder so waiving.

20. SURVIVORSHIP

The provisions of this agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this agreement.

21. WAIVER

Except as provided herein, the waiver by either party of the other party's prompt and complete performance, or breach or violation, of any provision of this agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any party hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

22. CAPTIONS

The captions of this agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this agreement or the intent of any provision hereof.

23. CONSTRUCTION

The parties acknowledge that this agreement is the result of arm's-length negotiations between sophisticated parties each afforded representation by legal counsel. Each and every provision of this agreement shall be construed as though both parties participated equally in the drafting of same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.


SIGNED, SEALED AND                  )
DELIVERED in the presence of:       )
                                    )
 /s/ Diana Arnett                   )       /s/ Michael W. Ramirez
----------------------------------  )       -----------------------------------
Witness                             )       Michael W. Ramirez


                                            PHILIP SERVICES CORPORATION


                                            /s/ Robert L. Knauss
                                            -----------------------------------
                                            Robert L. Knauss, Chairman and
                                            Principal Executive Officer

                                   SCHEDULE A

1. Base Salary: As compensation for his services the Company shall pay to the Employee while employed a base salary at the rate of $250,000 per annum.

2. Incentive Compensation: The Employee shall be eligible to participate in the Company's incentive bonus plan, as may be in effect from time to time. It is agreed that the Employee's target bonus under the current Executive Incentive Program shall be 40% of his base salary. The Board of Directors shall, within its sole discretion, determine the amount and timing of any bonus payment based on the degree of success with which the Employee has performed the services required of him and the results of the Company. Additionally, for the year 2002, Employee shall be deemed a full year participant in the executive incentive program.

3. Stock Options: The Employee will receive an initial stock option grant of 75,000 options to acquire common stock of the Company as authorized by the Board of Directors of the Company. The options will be granted at the then fair market value of the Company's common stock at the date of grant. One third of the options shall vest on the six month anniversary of the date of Employee's employment and the balance shall vest in equal amounts (that is, options covering 16,666 shares) on the first, second, and third anniversaries of Employee's date of employment, provided, in each case, that Employee continues to be employed. The terms and conditions of all options shall be governed by the Company's Officers' Stock-Based Bonus Plan.

4. Other Benefits: The Employee shall be entitled to participate in, or receive, benefits under any employee/employer benefit plan, arrangement or perquisite made available by the Company now or in the future, to its executive and key management employees, subject to the terms and limitations of the relevant plan arrangement or perquisite.

                                  SCHEDULE "B"

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT


THIS AGREEMENT made as of the 1st day of June, 2002.

BETWEEN:

            MICHAEL W. RAMIREZ of Missouri City, in the State of Texas (hereinafter referred to as the "Employee")


                                                             OF THE FIRST PART;

            - and -

            PHILIP SERVICES CORPORATION,
            a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the "Company")

                                                             OF THE SECOND PART.

WHEREAS, the Employee entered into an employment agreement with the Company as of June 1, 2002; and

WHEREAS, the employment of the Employee by the Company is subject to the Employee entering into a confidentiality and non-compete agreement in the form hereof and this agreement is ancillary to the employment agreement; and

WHEREAS, in consideration of Employee's employment with the Company, Employee will be provided with certain resources that Employee will use in his employment; and

WHEREAS, in consideration of and as part of Employee's employment, Employee will be privy to and provided with confidential information of the Company.

NOW THEREFORE, in consideration of the Company employing the Employee, the Employee hereby agrees as follows:

1.   CONFIDENTIALITY

     (a) The Employee shall not (either during the continuance of his employment by the Company or at any time thereafter) disclose any confidential information of the Company or any subsidiaries or affiliates thereof (and the term "Company" herein shall be deemed to include its subsidiaries and affiliates), including, but not


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         limited to, financial information or data, contract bidding procedures, technical processes and know-how, customer files and information, customer lists, service charges, rates and fees, investments plans or projections, strategies, technologies, methods, internal business records, computer programs, computer files, databases, organizational structure, personnel information, research in respect of acquired or potential target investments and communications regarding the Company, to any person other than as authorized by the Company, and all such information, either in electronic, printed or verbal form will remain the property of the Company and shall not be used by the Employee (either during the continuance of his employment by the Company or at any time thereafter) for his own purpose or for any purpose other than those of the Companies. For purposes of this agreement, the term "confidential information" does not include any information that, at the time of disclosure or thereafter, is generally available to and known by the public (other than as a result of its disclosure by the Employee in breach of his obligations herein).

     (b) The Employee acknowledges that the business of the Company is highly competitive and that the Company has agreed to provide and immediately will provide Employee with access to the Company's confidential information. The Employee also acknowledges that the Company's confidential information constitutes a valuable, special and unique asset used by the Company to obtain a competitive advantage over its competitors. Employee further acknowledges that protection of the Company's confidential information is of critical importance to the Company in maintaining its competitive position.

     (c) In the event that the Employee is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any confidential information of the Company, the Employee will notify the Company promptly so that, if practicable, the Company may seek a protective order or other appropriate remedy or, in the Company's sole reasonable discretion, waive compliance with the terms of this agreement. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this agreement, the Employee will furnish only that portion of the confidential information that the Employee is advised by counsel is legally required.

     (d) Employee represents and warrants that to the date of this Confidentiality and Non-compete Agreement, he has not disclosed any confidential information of the Company in any manner that is inconsistent with subparagraph (a), above.

     (e) Employee acknowledges that all written materials, records, data and other documents prepared or possessed by Employee during Employee's employment by Company are Company's sole and exclusive property. Likewise, Employee acknowledges that all information, ideas, concepts, improvements, discoveries, and inventions that are conceived, made, developed, or acquired by Employee individually or in conjunction with others during Employee's employment (whether during business hours and whether on Company's premises or otherwise) which relate to the Company's business, products or services are

         Company's sole and exclusive property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, improvements, discoveries, and inventions are Company's sole and exclusive property. At the termination of Employee's employment with Company for any reason, Employee shall return all of Company's documents, data, or other property to Company.

     (f) The Company will provide Employee with immediate access to the Company's confidential information and specialized training regarding the Company's methodologies and business strategies, which will enable Employee to perform his job at the Company.

2.   NON-COMPETE

     The Employee covenants and agrees with the Company that, for a period of one year from the date on which he ceases to be an employee of the Company:

     (a) the Employee shall not directly, or indirectly, for himself or for any other person or entity:

         (i) solicit, sell to or contract with any customer or client of the Company in connection with any products, services or business that competes with products, services or the business of the Company. Provided, however, that for the purposes of this paragraph, the Company's "customers or clients" shall include only those customers or clients whom the Employee solicited or contacted or whom the Employee had access to information about during his employment with the Company;

         (ii)  attempt to divert any customer or client away from the Company;

         (iii) solicit any employee of the Company to leave the Company or to join any other entity.

     (b) Employee acknowledges that the non-competition provisions in this
         Section 2 are necessary to protect the Company's confidential information, trade secrets, employee goodwill, and customer goodwill, which Employee shall receive or be privy to during his employment with Company.

     (c) Employee understands that the foregoing restrictions in this Section 2 may limit his ability to engage in certain businesses during the period provided for above, but acknowledges that those restrictions are necessary to protect the confidential information and trade secrets that Employee has received or been privy to and shall continue to receive or be privy to during his employment with Company, and also to protect the Company's employee goodwill and customer goodwill.

3.   INJUNCTIVE RELIEF

     Without intending to limit the remedies available to the Company, the Employee acknowledges that damages at law may be an insufficient remedy to the Company in view of the irrevocable harm which may be suffered if the Employee violates the terms of paragraph 1 or 2 hereof and agrees that the Company may apply for injunctive relief in any court of competent jurisdiction specifically to enforce any such covenants upon the breach or threatened breach thereof, or otherwise specifically to enforce any such covenants.

4.   GOVERNING LAW

     This agreement shall be deemed to have been made in and shall be construed in accordance with the laws of Texas. In the event that the Company prevails in an action or claim to enforce any provision or term of this agreement, the Company's reasonable costs and expenses (including attorneys' fees and expenses) shall be paid by the Employee.

     The provisions hereof shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and assigns of the Company respectively.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

SIGNED, SEALED AND                  )
DELIVERED in the presence of:       )
                                    )
 /s/ Diana Arnett                   )       /s/ Michael W. Ramirez
-----------------------------       )       ----------------------------------
Witness                             )       Michael W. Ramirez


                                            PHILIP SERVICES CORPORATION


                                            /s/ Robert L. Knauss
                                            ----------------------------------
                                            Robert L. Knauss, Chairman and
                                            Principal Executive Officer